FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 29, 2010

SANSWIRE CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-23532	88-0292161
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

101 NE 3 rd Ave., Fort Lauderdale, FL  33301
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: 954-332-3759

Former Name or Former Address, if Changed Since Last Report)

Copies to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
49 Front Street, Suite 206
Rockville Centre, NY 11570
Telephone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 29, 2010, the Company, Michael K. Clark (“Clark”), its Chairman of the Board, and Hinshaw & Culbertson LLP (“Hinshaw”) entered into that certain Escrow and Stock Purchase Agreement (the “Clark Agreement”) pursuant to which Clark agreed to provide $250,000 (the “Settlement Funds”) to be held in escrow by Hinshaw.  Those funds are being provided by Mr. Clark, pursuant to ongoing discussions with the Securities and Exchange Commission (“SEC”), to facilitate the Company’s effort and offer to settle pending litigation with the SEC.  The Company will offer the Settlement Funds to the SEC as part of a settlement offer in the amount of $300,000 of which $50,000 shall be funded directly by the Company.  Additionally, pursuant to the Clark Agreement, in the event a settlement is entered with the SEC whereby the Settlement Funds are utilized, then Clark and the Company will enter into a Stock Purchase Agreement whereby Clark will receive 4,000,000 shares of common stock of the Company in consideration for the Settlement Funds.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description

10.1	Escrow and Stock Purchase Agreement, dated September 29, 2010, by and between Sanswire Corp., Michael K. Clark and Hinshaw & Culbertson LLP

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SANSWIRE CORP.

Dated: September 30, 2010	By: /s/ Glenn Estrella
Glenn Estrella
Chief Executive Officer